UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 1, 2021
Harley-Davidson, Inc.
(Exact name of registrant as specified in its charter)

Wisconsin	1-9183	39-1382325
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
3700 West Juneau Avenue, Milwaukee, Wisconsin 53208
(Address of principal executive offices, including zip code)
(414) 342-4680
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
COMMON STOCK, $0.01 par value per share	HOG	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01	Regulation FD Disclosure.
On October 30, 2021, the United States and the European Union announced an agreement related to the Section 232 tariffs on steel and aluminum that the U.S. implemented in 2018 and the subsequent rebalancing tariff measures that the EU took. This agreement will remove the additional tariffs that the EU imposed on motorcycles Harley-Davidson, Inc. imported into the EU, reducing the total tariff rate from 31% to 6% effective January 1, 2022. The EU tariff rate will remain at 31% through the end of 2021. The lower 6% tariff rate will apply to all motorcycles that the Company imports into the EU, regardless of origin. As a result of the agreement, Harley-Davidson now expects:

•The 2021 annual impact from tariffs to be $61 million versus the previously disclosed $64 million. This change reflects the decision to not increase the tariff rate to 56% in December 2021 as the EU had previously planned.
•No incremental impact from tariffs in 2022. The Company had previously guided 2022 incremental tariff expense of $200 million to $225 million.

For the full-year 2021 Motorcycles and Related Products (Motorcycles) segment, guidance remains unchanged, relative to recent guidance provided on October 27, 2021, where the Company continues to expect:

•Motorcycles segment revenue growth to be 30 to 35 percent
•GAAP Motorcycles segment operating income margin of 6 to 8 percent, which did not change given the magnitude of the updated EU tariff impact in 2021
•Financial Services segment operating income growth of 95 to 105 percent
•Capital expenditures of $135 million to $150 million

The Company continues to pursue its appeal of the revocation, in April 2021, of the Binding Origin Information (“BOI”) decisions that allowed the Company to supply its European Union market with certain of its motorcycles produced at its Thailand manufacturing facility at a reduced tariff rate. The company also continues to pursue its appeal of the denial of the Company’s application for temporary relief from the effect of the revocation of the BOI decisions. There is no assurance that these appeals will be successful.

Cautionary Note Regarding Forward Looking Statements
The company intends that certain matters discussed in this report are “forward-looking statements” intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements can generally be identified as such because the context of the statement will include words such as the company “believes,” “anticipates,” “expects,” “plans,” “may,” “will,” “estimates,” “targets,” “intends,” “forecasts,” “sees,” or words of similar meaning. Similarly, statements that describe or refer to future expectations, future plans, strategies, objectives, outlooks, targets, guidance, commitments, or goals are also forward-looking statements. Such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially, unfavorably or favorably, from those anticipated as of the date of this report. Certain of such risks and uncertainties are described below. Shareholders, potential investors, and other readers are urged to consider these factors in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements included in this report are only made as of the date of this report, and the company disclaims any obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

Important factors that could affect future results and cause those results to differ materially from those expressed in the forward-looking statements include, among others, the following: (i) the COVID-19 pandemic, including the length and severity of the pandemic across the globe and the pace of recovery following the pandemic; and (ii) the company’s ability to: (A) execute its business plans and strategies, including The Hardwire and the evolution of LiveWire as a standalone brand, successfully execute its remodeled approach to supply and inventory management, and strengthen its existing business while allowing for desirable growth; (B) manage supply chain and logistics issues, including quality issues, unexpected interruptions or price increases caused by supplier volatility, raw material shortages or natural disasters, and longer shipping times and increased logistics costs, including by successfully implementing pricing surcharges; (C) invest in electric vehicle (“EV”) technology required to lead the transformation of motorcycling and leverage its engineering expertise, manufacturing footprint, supply chain infrastructure, and global logistics capabilities in the EV sector; (D) accurately analyze, predict and react to changing market conditions and successfully adjust to shifting global consumer needs and interests; (E) successfully access the capital and/or credit markets on terms that are acceptable to the company and within its expectations; (F) successfully carry out its global manufacturing and assembly operations; (G) develop and introduce products, services and experiences on a timely basis that the market accepts, that enable the company to generate desired sales levels and that provide the desired financial returns, including successfully implementing and executing plans to strengthen and grow its leadership position in Grand America Touring, large Cruiser and Trike, and growing its complementary businesses; (H) perform in a manner that enables the company to benefit from market opportunities while competing against existing and new competitors; (I) successfully appeal: (i) the revocation of the BOIs and (ii) the denial of the company’s application for temporary relief from the effect of the revocation; (J) manage and predict the impact that new or adjusted tariffs may have on the Company’s ability to sell products internationally, and the cost of raw materials and components;(K) prevent, detect, and remediate any issues with its motorcycles or any issues associated with the manufacturing processes to avoid delays in new model launches, recall campaigns, regulatory agency investigations, increased warranty costs or litigation and adverse effects on its reputation and brand strength, and carry out any product programs or recalls within expected costs and timing; (L) manage the impact that prices for and supply of used motorcycles may have on its business, including on retail sales of new motorcycles; (M) realize expectations concerning market demand for electric models, which will depend in part on the building of necessary infrastructure; (N) successfully manage and reduce costs throughout the business; (O) manage through changes in general economic and business conditions, including changing capital, credit and retail markets, and the changing political environment; (P) continue to develop the capabilities of its distributors and dealers, effectively implement changes relating to its dealers and distribution methods and manage the risks that its independent dealers may have difficulty obtaining capital and managing through changing economic conditions and consumer demand; (Q) continue to develop and maintain a productive relationship with Zhejiang Qianjiang Motorcycle Co., Ltd. and launch related products in a timely manner; (R) maintain a productive relationship with Hero MotoCorp as a distributor and licensee of the Harley-Davidson brand name in India; (S) successfully maintain a manner in which to sell motorcycles in China and the company’s ASEAN countries that does not subject its motorcycles to incremental tariffs; (T) manage its Thailand corporate and manufacturing operation in a manner that allows the company to avail itself of preferential free trade agreements and duty rates, and sufficiently lower prices of its motorcycles in certain markets; (U) accurately estimate and adjust to fluctuations in foreign currency exchange rates, interest rates and commodity prices; (V) retain and attract talented employees, and eliminate personnel duplication, inefficiencies and complexity throughout the organization; (W) prevent a cybersecurity breach involving consumer, employee, dealer, supplier, or company data and respond to evolving regulatory requirements regarding data security; (X) manage the credit quality, the loan servicing and collection activities, and the recovery rates of the loan portfolio of Harley-Davidson Financial Services (“HDFS”); (Y) adjust to tax reform, healthcare inflation and reform and pension reform, and successfully estimate the impact of any such reform on the company's business; (Z) manage through the effects inconsistent and unpredictable weather patterns may have on retail sales of motorcycles; (AA) implement and manage enterprise-wide information technology systems, including systems at its manufacturing facilities; (BB) manage changes and prepare for requirements in legislative and regulatory environments for its products, services and operations; (CC) manage its exposure to product liability claims and commercial or contractual disputes; (DD) continue to manage the relationships and agreements that the company has with its labor unions to help drive long-term competitiveness; (EE) achieve anticipated results with respect to the company’s recently launched pre-owned motorcycle program, Harley-Davidson Certified, and the company’s H-D1 Marketplace; and (FF) accurately predict the margins of its Motorcycles and Related Products segment in light of, among other things, tariffs, the cost associated with product development initiatives and the company’s complex global supply chain.

The company’s operations, demand for its products, and its liquidity could be adversely impacted by work stoppages, facility closures, strikes, natural causes, widespread infectious disease, terrorism, or other factors. Other factors are described in risk factors that the company has disclosed in documents previously filed with the Securities and Exchange Commission. Many of these risk factors are impacted by the current changing capital, credit and retail markets and the company's ability to manage through inconsistent economic conditions.

The company's ability to sell its motorcycles and related products and services and to meet its financial expectations also depends on the ability of the company's independent dealers to sell its motorcycles and related products and services to retail customers. The company depends on the capability and financial capacity of its independent dealers to develop and implement effective retail sales plans to create demand for the motorcycles and related products and services they purchase from the company. In addition, the company's independent dealers and distributors may experience difficulties in operating their businesses and selling Harley-Davidson motorcycles and related products and services as a result of weather, economic conditions, the impact of COVID-19, or other factors.

In recent years, HDFS has experienced historically low levels of retail credit losses, but there is no assurance that this will continue. The company believes that HDFS' retail credit losses may increase over time due to changing consumer credit behavior, HDFS' efforts to increase prudently structured loan approvals to sub-prime borrowers and the favorable impact of recent federal stimulus payments, as well as actions that the company has taken and could take that impact motorcycle values. Refer to "Risk Factors" under Item 1A of the company's Annual Report on Form 10-K for the year ended December 31, 2020 filed with the SEC on February 23, 2021 and Part II, Item 1A of any subsequently filed Quarterly Report on Form 10-Q, for a discussion of additional risk factors and a more complete discussion of some of the cautionary statements noted above.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARLEY-DAVIDSON, INC.

Date: November 1, 2021	/s/ Paul J. Krause
Paul J. Krause
Secretary